EXHIBIT 10.2

STOCK PURCHASE AGREEMENT

This Stock Purchase Agreement ("Agreement") is entered into as of May 15, 2015 by and between Chi Kong Wu, a Hong Kong resident ("Seller") and Aircom Pacific, Ltd., an International Business Company registered in Seychelles ("Purchaser").

Purchaser and Seller may collectively be referred to as the "Parties."

WHEREAS, Seller is the owner of l0,000 shares of stock of Dadny Inc Limited, a Hong Kong limited company (the "Company''); and

WHEREAS, the Parties desire to enter into this Agreement pursuant to which Purchaser will purchase from Seller shares of capital stock of the Company.

NOW, THEREFORE, in consideration for the promises set forth in this Agreement, the Parties agree as follows:

1.	PURCHASE AND SALE: Subject to the terms and conditions set forth in this Agreement, Purchaser hereby agrees to purchase from Seller, and Seller hereby agrees to sell, transfer and convey to the Purchaser 10,000 shares of stock of the Company, representing all of the outstanding equity stock of the Company (the "Purchased Shares").

2.	PURCHASE PRICE: The purchase price for the Purchased Shares shalt be ONE HUNDRED THOUSAND dollars ($100,000.00) (the "Purchase Price"), to be paid to the Seller as follows: (a) $80,000 (the "1st Payment") shall be paid within 15 days of the signing of this Agreement, and (b) the remaining $20,000 shall be paid within 6 months from the signing of this Agreement.

3.	CLOSING: As soon as practicable following the payment of the 1st Payment, Seller shall cause the Company to change its name to "Aircom Pacific Inc. Limited." Promptly following the payment of all of the Purchase Price, Seller shall cause the Purchased Shares to be re-registered under the name of Purchaser or its assign.

4.	REPRESENTATIONS AND WARRANTIES OF SELLER: Seller hereby warrants and represents that:

(a)	Restrictions on Purchased Shares. The Seller is not a party to any agreements that create rights or obligations in the Purchased Shares relating to any third party including voting or stockholder agreements. The Seller is the lawful owner of the Purchased Shares, free and clear of any encumbrances, security interests or liens of any kind and has full power and authority to sell and transfer the Purchased Shares as contemplated in this Agreement.

(b)	Organization and Standing. To the Seller's knowledge, the Company is duly organized, validly existing and in good standing under the laws of Hong Kong and has full power and authority to own and operate its property and assets and to carry on its business as presently conducted.

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5.	SEVERABILITY: If any part or parts of this Agreement shall be held unenforceable for any reason, the remainder of this Agreement shall continue in full force and effect. If any provision of this Agreement is deemed invalid or unenforceable by any court of competent jurisdiction, and if limiting such provision would make the provision valid, then such provision shall be deemed to be construed as so limited.

6.	BINDING EFFECT: The covenants and conditions contained in this Agreement shall apply to and bind the parties and the heirs, legal representatives, successors and permitted assigns of the Parties.

7.	BROKER'S FEES: The Parties represent that there has been no act in connection with the transactions contemplated in this Agreement that would give rise to a valid claim against either party for a broker's fee, finder's fee or other similar payment.

8.	ENTIRE AGREEMENT: This Agreement constitutes the entire agreement between the Parties and supersedes any prior understanding or representation of any kind preceding the date of this Agreement. There are no other promises, conditions, understandings or other agreements, whether oral or written, relating to the subject matter of this Agreement. This Agreement may be modified in writing and must be signed by both the Seller and Purchaser.

9.	GOVERNING LAW: This Agreement shall be governed by and construed in accordance with the laws of the State of California.

10.	WAIYER: The failure of either party to enforce any provisions of this Agreement shall not be deemed a waiver or limitation of that party's right to subsequently enforce and compel strict compliance with every provision of this Agreement.

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IN WITNESS WHEREOF, the parties have caused this Agreement to be executed the day and year first above written.

PURCHASER:		SELLER:

AIRCOM PACIFIC LTD.

By:	/s/ Jan-Yung Lin	/s/ Chi Kong Wu
Name:	Jan-Yung Lin	Chi Kong Wu
Title:	Attorney-in-Fact under that certain

Power of Attorney dated August 26, 2014

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